UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 14, 2005

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)

10065 Old Grove Road, San Diego, California  92131

(Address of principal executive offices, with zip code)

(858) 271-7070

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On January 14, 2005, NuVasive, Inc. entered into a Supply Agreement with the Blood and Tissue Center of Central Texas (“BTC”), a non-profit organization having its principal place of business in Austin, Texas.  Under such agreement, BTC will process, package and supply to NuVasive human allograft bone tissue used for transplantation.  NuVasive will purchase such allograft as-needed based on forecasts provided to BTC of NuVasive’s anticipated monthly requirements.  The initial term of the agreement is three years.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

Exhibit 10.1*	Supply Agreement, dated January 14, 2005, between NuVasive, Inc. and Blood and Tissue Center of Central Texas

* Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions of this exhibit under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: January 21, 2005	By:	/s/ KEVIN C. O’BOYLE
Kevin C. O’Boyle
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Document
10.1*	Supply Agreement, dated January 14, 2005, between NuVasive, Inc. and Blood and Tissue Center of Central Texas

* Application has been made to the Securities and Exchange Commission to seek confidential treatment of certain provisions of this exhibit under Rule 24b-2 under the Securities Exchange Act of 1934, as amended.  Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission.